10.0    Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is entered into the 12th day of June 2009 between NUCLEAR SOLUTIONS, INC., a Nevada corporation, (herein, the “SELLING SHAREHOLDER”), and SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN, (herein, “PURCHASER”).  FUEL FRONTIERS, INC., a Nevada corporation will execute this agreement for the purpose of affirming representations and warranties made concerning FUEL FRONTIERS, INC. (the “COMPANY”).

WHEREAS, SELLING SHAREHOLDER owns Thirty Million (30,000,000) shares of Fuel Frontiers, Inc., a Nevada corporation, (the “COMPANY”) which represents all of the issued and outstanding capital stock of Fuel Frontiers, Inc.; and

WHEREAS, SELLING SHAREHOLDER desires to sell and PURCHASER desires to purchase Three Million (3,000,000) common shares of Fuel Frontiers, Inc. which represents Ten (10.0%) of the capital stock of Fuel Frontiers, Inc.

NOW, THEREFORE, based upon the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.             Agreement

1.1            Purchase Price of Shares Purchased from the SELLING SHAREHOLDER.

With the execution hereof, PURCHASER acquires from the SELLING SHAREHOLDER and the SELLING SHAREHOLDER sells to the PURCHASER Three Million (3,000,000) common shares of Fuel Frontiers, Inc. (the “Shares”) for Three Hundred Fifty Thousand Dollars (US$350,000) (the “Purchase Price”).

2.             Representations, Warranties Covenants, Obligations and General Provisions:

2.1 SELLING SHAREHOLDER represents and warrants to PURCHASER as of the date hereof and as of the Closing Date:

(a) Incorporation, Authority and Qualification of the SELLING SHAREHOLDER and the COMPANY. Nuclear Solutions, Inc., and Fuel Frontiers, Inc., are corporations duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The COMPANY was organized on September 2, 2005 as Future Fuels, Inc. and changed its corporate name to Fuel Frontiers, Inc. on March 21, 2006.  The COMPANY has all necessary corporate power and authority to carry on the business now being conducted by it.  The COMPANY is authorized to issue 100,000,000 common shares, par value $0.0001 per share and 10,000,000 preferred shares, par value $0.001 per share. As of the date of this Agreement the COMPANY has 30,000,000 common shares issued and outstanding.   No preferred shares are issued or outstanding.  Except as described above, no other classes of stock are authorized or issued.

(b) Authority of SELLING SHAREHOLDER to Sell Shares. The SELLING SHAREHOLDER’S shares are free and clear of all liens, charges, demands, community property interests, adverse claims or other restrictions on the exercise of any of the attributes of ownership with the exception of restrictions imposed by applicable federal and state corporate and securities laws.  There are no contracts, arrangements, commitments or restrictions relating to the sale, transfer or purchase of the Shares, except as outlined in this Agreement.

(c) Enforceability of Agreement Against the SELLING SHAREHOLDER.  The SELLING SHAREHOLDER has all necessary power and authority to enter into this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each Related Document to which the SELLING SHAREHOLDER is a party will be, duly executed and delivered by the SELLING SHAREHOLDER. This Agreement constitutes, and each Related Document to which the SELLING SHAREHOLDER is a party will constitute, the legal, valid and binding obligations of the SELLING SHAREHOLDER, enforceable against it in accordance with the respective terms, except as the same may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity.

(d)  Shares.  The shares, when transferred by the SELLING SHAREHOLDER, will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership, with the exception of restrictions imposed by applicable federal and state corporate and securities laws.

(e) SEC Reports. The SELLING SHAREHOLDER has furnished to PURCHASER, or the PURCHASER has represented that it has reviewed, copies of its most recent reports which it has filed with the Securities and Exchange Commission on Form 10-K for the year ending December 31, 2008, including the interim report on Form 10-Q for the quarter ending March 31, 2009, (the “SEC Reports”).

(f)  Litigation.  To the knowledge of the SELLING SHAREHOLDER, there is no claim, action, investigation, arbitration or proceeding pending or, threatened against the COMPANY of any kind whatsoever, or against or relating to any of the assets or the ability of the COMPANY to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, nor is the COMPANY is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

2.2  PURCHASER represents and warrants to SELLING SHAREHOLDER as of the date hereof and as of the Closing Date:

        (a)  INVESTMENT.  The PURCHASER is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  The PURCHASER understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the PURCHASER's representations and warranties contained herein.

     (b)  DISCLOSURE OF INFORMATION.  The PURCHASER has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the PURCHASER under this Agreement.  The PURCHASER further has had an opportunity to ask questions and receive answers from the COMPANY regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the PURCHASER or to which the PURCHASER had access.

     (c)  INVESTMENT EXPERIENCE.  The PURCHASER understands that the purchase of the Shares involves substantial risk.  The PURCHASER has experience as an investor in securities of companies and acknowledges that it is able to fend for himself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Shares and protecting his own interests in connection with this investment.

     (d)  ACCREDITED INVESTOR STATUS.  The PURCHASER is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act since (i) he has a net worth in excess of One Million Dollars ($1,000,000); or (ii) his individual income (without his spouse) was in excess of $200,000 in each of the two most recent years, or his joint income with his spouse was in excess of $300,000 in each of those years, and the PURCHASER reasonably expects an income reaching the same income level in the current year.

     (e)  RESTRICTED SECURITIES.  The PURCHASER understands that the Shares to be purchased hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the COMPANY in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The PURCHASER is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The PURCHASER understands that the COMPANY is under no obligation to register any of the Shares sold hereunder except as provided in the Registration Rights Agreement.

3.           CLOSING DATE; DELIVERY

     3.1  The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the SELLING SHAREHOLDER at approximately 5:00 p.m. (Eastern time), June 12, 2009, or at such other time and place as the COMPANY and the PURCHASER mutually agree (the date of the Closing being hereinafter referred to as the "Closing Date").

     3.2  Closing.

(a) The parties shall execute this Stock Purchase Agreement and the additional transaction documents including the Management Agreement attached hereto as Exhibit A, and two Option Agreements in favor of the PURCHASER and the SELLING SHAREHOLDER, attached hereto as Exhibit B and Exhibit C, respectively. Executed counterpart signature pages shall be exchanged by the PURCHASER and the SELLING SHAREHOLDER via facsimile

(b) PURCHASER will then pay the Purchase Price of Three Hundred Fifty Thousand ($350,000) U.S. Dollars for the shares via bank wire transfer of immediately available funds to an account designated by the SELLING SHAREHOLDER.

(c) Upon receipt of the executed transaction documents and the Purchase Price, the SELLING SHAREHOLDER shall immediately instruct the COMPANY’s transfer agent to issue and deliver to the PURCHASER a certificate or certificates representing the Shares of Fuel Frontiers, Inc. in accordance with this Agreement.

(d) The certificate or certificates representing the Shares shall bear a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the COMPANY and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares will be placed with the COMPANY's transfer agent.

4.           Registration Rights.   Fuel Frontiers, Inc. grants PURCHASER demand and piggyback registration rights for shares purchased on the June 12, 2009 Stock Purchase Agreement and Stock Option Agreement with Nuclear Solutions, Inc.  If PURCHASER exercises his demand registration rights, he will be responsible for all registration costs.  If PURCHASER exercises piggyback registration rights, FFI will pay all costs associated with the registration process. SCHRADER acknowledges that the amount of shares that may be registered for any selling shareholder may be limited by SEC rules and practice and that all of his Shares may not be able to be registered in one registration with the SEC.

5.           Repurchase Rights.   PURCHASER shall grant the SELLING SHAREHOLDER and the COMPANY the first right of refusal to match and exceed any third party bona fide offer to purchase PURCHASER’S shares until June 12, 2014. PURCHASER must give COMPANY and SELLING SHAREHOLDER at least 30 days prior written notice of any potential transaction with a third party, accompanied with a copy of the offer to purchase received by the PURCHASER. The SELLING SHAREHOLDER’S rights herein shall extend to any shares purchased by the HOLDER by way of exercise of the June 12, 2009 option in favor of SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN.

6.           General Provisions.

6.1           Headings and Interpretation.  The headings used in this Agreement are for reference purposes only and will not affect the meaning or interpretation of any term or provision of this Agreement.

6.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

6.3           Entire Agreement.  This Agreement and the Related Documents represent the entire understanding of the parties with reference to the matters set forth herein and therein.  This Agreement and the transaction documents attached hereto supersede all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

6.4           Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

6.5           Applicable Law; Jurisdiction and Venue.  This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the District of Columbia  The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the District of Columbia.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

6.6           Counterparts and Facsimile Transmission Copies of Originals.  This Agreement may be executed in several original or facsimile copy  counterparts and all so executed and transmitted will constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.  Facsimile transmitted signatures will be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

6.7           Further Assurances, Additional Documents, Etc. The COMPANY and the SELLING SHAREHOLDER will do any further acts and sign and deliver to PURCHASER or its designated agents,  any additional assurances and instruments that the PURCHASER may require to more completely assure to the PURCHASER  rights under this Agreement.

6.8           Termination.  Unless extended by written consent of all parties, this Agreement shall terminate and have no further force or effect if the closing hereunder shall not have occurred on or before June 12, 2009.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Stock Purchase Agreement as of the date first written above.

NUCLEAR SOLUTIONS, INC.

By:	/s/ Patrick Herda
Patrick Herda, CEO

FUEL FRONTIERS, INC.

By:	/s/ David Maland
David Maland, President

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

By:	Scott A. Schrader,
Scott A. Schrader
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